Exhibit (A)(6)

                           KEMPER TARGET EQUITY FUND

                    Written Instrument Redesignating Series
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     The undersigned, being a majority of the duly elected and qualified
Trustees of Kemper Target Equity Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Article III, Section 1 and Article IX, Section 4 of the Amended and Restated Agreement and Declaration of Trust dated September 15, 1994 (the "Amended Declaration of Trust"), do hereby redesignate the series of the Trust as follows:

     1. The series presently designated as Kemper Target 2010 Fund is hereby redesignated "Scudder Target 2010 Fund";

     2. The series presently designated as Kemper Target 2011 Fund is hereby redesignated "Scudder Target 2011 Fund";

     3. The series presently designated as Kemper Retirement Fund - Series III is hereby redesignated "Scudder Retirement Fund - Series III";

     4. The series presently designated as Kemper Retirement Fund - Series IV is hereby redesignated "Scudder Retirement Fund - Series IV";

     5. The series presently designated as Kemper Retirement Fund - Series V is hereby redesignated "Scudder Retirement Fund - Series V";

     6. The series presently designated as Kemper Retirement Fund - Series VI is hereby redesignated "Scudder Retirement Fund - Series VI";

     7. The series presently designated as Kemper Retirement Fund - Series VII is hereby redesignated "Scudder Retirement Fund - Series VII";

     8. The series presently designated as Kemper Worldwide 2004 Fund is hereby redesignated "Scudder Worldwide 2004 Fund".

     The relative rights and preferences of such series shall continue to be as set forth in the Amended Declaration of Trust.

     This instrument shall constitute an amendment to the Amended Declaration of Trust and shall be effective as of June 25, 2001.


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     IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.


/s/James E. Akins                            /s/Frederick T. Kelsey
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James E. Akins, Trustee                      Frederick T. Kelsey, Trustee


/s/Linda C. Coughlin                         /s/Fred B. Renwick
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Linda C. Coughlin, Trustee                   Fred B. Renwick, Trustee


/s/James R. Edgar                            /s/John G. Weithers
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James R. Edgar, Trustee                      John G. Weithers, Trustee


/s/Arthur R. Gottschalk
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Arthur R. Gottschalk, Trustee


Dated: May 23, 2001